UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

TRANSDIGM GROUP INCORPORATED

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSDIGM GROUP INCORPORATED

ADDITIONAL INFORMATION REGARDING PROPOSAL TO APPROVE AND ADOPT THE

COMPANY’S 2014 STOCK OPTION PLAN TO BE CONSIDERED

AT THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 2, 2014

The following information relates to the proxy statement (the “Proxy Statement”) of TransDigm Group Incorporated (the “Company”), dated August 29, 2014, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the Special Meeting of Stockholders and any adjournment or postponement thereof (the “Special Meeting”). All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. This information is in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

We believe that the disclosures made in the Proxy Statement satisfied all of the Company’s disclosure obligations and provided sufficient information to allow the Company’s stockholders to make an informed judgment concerning the proposal to approve and adopt the Company’s 2014 Stock Option Plan; however, the Company believes providing additional information regarding option grants made in fiscal year 2014, which ends on September 30, 2014 is helpful to stockholders and is being provided as supplemental disclosure concerning the proposal in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules.

As described in the Proxy Statement, the Company’s 2014 Stock Option Plan (the “Plan”) is designed to is designed to assist the Company in attracting, retaining, motivating and rewarding key employees, directors or consultants, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of key employees, directors or consultants with those of the Company’s stockholders.

As stated in the Proxy Statement, the Company granted options to purchase 702,171 shares of common stock in fiscal year 2014. As of August 11, 2014, the record date, 1,672,247 shares remained available for granting under the existing plan and stock options covering 5,837,220 shares of common stock were outstanding. The Company generally makes grants only between November and April each year. No additional grants will be made prior to the Company’s September 30, 2014 fiscal year end.

Because of the Company’s practice of granting biennial performance based grants, no equity grants were made in fiscal 2014 to the named executive officers identified in the Proxy Statement.

The Board of Directors recommends that stockholders vote “FOR” the adoption of the 2014 Stock Option Plan.